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                                                                    EXHIBIT 10.4


                                 PROMISSORY NOTE


$25,000.00                                                       JANUARY 6, 2003

         FOR VALUE RECEIVED, DiaSys Corporation, a Delaware corporation (the "Maker"), promises to pay to Stuart Robbins (the "Holder"), the principal amount of Twenty-Five Thousand Dollars and No Cents ($25,000.00), together with interest thereon, as hereinafter provided. Principal and interest shall be payable in money of the United States of America lawful at such time for the payment of public and private debts.

         This Note shall bear interest on the unpaid principal amount, from the date hereof until paid in full, at the annual rate of nine percent (9%). Interest shall be calculated based upon a 365-day year. Interest shall be payable on the first business day of each calendar quarter commencing with April 1, 2003.

         The principal amount of this Note, together with any and all accrued and unpaid interest thereon shall be fully and immediately payable upon demand by the Holder made on or after April 1, 2003. Payment shall be made by wire transfer of immediately available funds to the account of the Holder as specified in writing prior to such payment. No penalty is payable upon prepayment.

         In the event any provisions hereof shall result, for any reason and at any time, in an effective rate of interest that exceeds the limit of the usury or any other law applicable to the indebtedness evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall be (i) applied, to the extent of such excess, against the unpaid principal amount evidenced hereby with the same force and effect as though the Holder had agreed to accept such extra payment(s) as a prepayment or (ii) if the indebtedness has been fully paid, refunded by the Holder to the Maker to the extent of such excess.

         If (i) the Maker voluntarily commences a case or proceeding seeking liquidation, reorganization, debt readjustment, moratorium or other relief under any bankruptcy, insolvency or similar law (a "Proceeding"); (ii) an involuntary proceeding is commenced against the Maker and such Proceeding shall remain unstayed or undismissed for a period of thirty (30) days or (iii) a receiver or trustee is appointed for the Maker or any portion of the Maker's assets and such appointment is not vacated within thirty (30) days of such appointment, then all amounts due and owing under this Note automatically shall become due and payable without any notice or other action by the Holder.

         The provisions hereof shall be binding upon the successors and assigns of the Maker and shall inure to the benefit of the Holder and his legal representatives, successors and assigns.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         The Maker expressly waives presentment, notice of nonpayment, protest and notice of protest and any other notice which might otherwise be required in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

         The Holder shall not be deemed by any act or omission to have waived any right or remedy hereunder unless and only to the extent expressed in a written instrument dated subsequent to the date hereof and executed by the Holder, and any such waiver so expressed with respect to a singular event shall not be interpreted as having a continuing effect on or as a waiver of any right or remedy with respect to any subsequent event.

         IN WITNESS WHEREOF, the Maker has executed this Note as of the day and year first above written.

                                         DIASYS CORPORATION


                                         By:  /s/ Todd M. DeMatteo
                                              -------------------------
                                              Name:   Todd M. DeMatteo
                                              Title:  President



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